August 2026

Preliminary Pricing Supplement No. 17,765

Registration Statement Nos. 333-293641; 333-293641-01

Dated July 29, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The PLUS offered are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The PLUS will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying prospectus supplement, tax supplement and prospectus, as supplemented or modified by this document. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Accordingly, you may lose your entire investment. The PLUS are for investors who seek an equity-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies for a limited range of upside performance of the basket. Investors may lose their entire initial investment in the PLUS. The PLUS are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These PLUS are not secured obligations, and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

	SUMMARY TERMS
	Issuer:			Morgan Stanley Finance LLC
	Guarantor:			Morgan Stanley
	Maturity date:			September 13, 2027
	Original issue price:			$1,000 per PLUS
	Stated principal amount:			$1,000 per PLUS
	Pricing date:			August 14, 2026
	Original issue date:			August 19, 2026 (3 business days after the pricing date)
	Aggregate principal amount:			$
	Interest:			None
Basket:	Basket component		Bloomberg ticker symbol	Basket component weighting	Initial basket component value	Multiplier
	Amazon.com, Inc. common stock (the “AMZN Stock”)		AMZN	10%	$
	Coherent Corp. common stock (the “COHR Stock”)		COHR	10%	$
	Corning Incorporated common stock (the “GLW Stock”)		GLW	10%	$
	Linde plc ordinary shares (the “LIN Stock”)		LIN	10%	$
	MP Materials Corp. common stock (the “MP Stock”)		MP	10%	$
	Northrop Grumman Corporation common stock (the “NOC Stock”)		NOC	10%	$
	NVIDIA Corporation common stock (the “NVDA Stock”)		NVDA	10%	$
	RBC Bearings Incorporated common stock (the “RBC Stock”)		RBC	10%	$
	Rocket Lab Corporation common stock (the “RKLB Stock”)		RKLB	10%	$
	Space Exploration Technologies Corp. class A common stock (the “SPCX Stock”)		SPCX	10%	$

We refer to each of the AMZN Stock, the COHR Stock, the GLW Stock, the LIN Stock, the MP Stock, the NOC Stock, the NVDA Stock, the RBC Stock, the RKLB Stock and the SPCX Stock as an underlying stock or a basket stock and, together, as the basket components.

	Payment at maturity (per PLUS):			￭If the final basket value is greater than the initial basket value: $1,000 + the leveraged upside payment In no event will the payment at maturity exceed the maximum payment at maturity.

￭If the final basket value is less than or equal to the initial basket value:

$1,000 × basket performance factor

Under these circumstances, the payment at maturity will be less than or equal to the stated principal amount of $1,000 and could be zero.

	Leveraged upside payment:			$1,000 × leverage factor × basket percent change
	Leverage factor:			150%
	Basket percent change:			(final basket value – initial basket value) / initial basket value
	Basket performance factor:			Final basket value / initial basket value
	Maximum payment at maturity:			$1,288.75 per PLUS (128.875% of the stated principal amount)
	Initial basket value:

100, which will be equal to the sum of the products of the initial basket component values of each of the basket components, as set forth under “Basket—Initial basket component value” above, and the applicable multiplier for each of the basket components, each of which will be determined on the pricing date.

	Final basket value:			The basket closing value on the valuation date.
	Valuation date:			September 8, 2027, subject to postponement for non-trading days and certain market disruption events.
	Basket closing value:

The basket closing value on any day is the sum of the products of (i) the basket component closing value of each of the basket components and (ii) the applicable multiplier for such basket component on such date.

	Basket component closing value:			In the case of each underlying stock, the closing price of such underlying stock times the adjustment factor for such underlying stock
	Multiplier:

The multiplier will be set on the pricing date based on each basket component’s respective initial basket component value so that each basket component will represent its applicable basket component weighting in the predetermined initial basket value. Each multiplier will remain constant for the term of the PLUS. See “Basket—Multiplier” above.

	Adjustment factor:			With respect to each underlying stock, 1.0, subject to adjustment in the event of certain corporate events affecting such underlying stock
	Listing:			The PLUS will not be listed on any securities exchange.
	CUSIP / ISIN:			61781DGZ5 / US61781DGZ50
	Agent:			Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
	Estimated value on the pricing date:			Approximately $933.70 per PLUS, or within $35.00 of that estimate. See “Investment Summary” on page 2.
	Commissions and issue price:	Price to public	Agent’s commissions and fees	Proceeds to us(3)
	Per PLUS	$1,000	$10(1)
			$5(2)	$985
	Total	$	$	$

(1) Selected dealers, including Morgan Stanley Wealth Management (an affiliate of the agent), and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $10 for each PLUS they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying prospectus supplement.

(2)Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5 for each PLUS.

(3)  See “Use of proceeds and hedging” on page 33.

The PLUS involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 5.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying prospectus supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The PLUS are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related prospectus supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the PLUS” and “Additional Information About the PLUS” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Prospectus Supplement dated April 8, 2026 Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Performance Leveraged Upside Securities

The PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027 (the “PLUS”) can be used:

￭As an alternative to direct exposure to the basket that enhances returns for a certain range of potential positive performance of the basket, subject to the maximum payment at maturity

￭To enhance returns and potentially outperform the basket in a moderately bullish scenario

￭To achieve similar levels of upside exposure to the basket as a direct investment, subject to the maximum payment at maturity, while using fewer dollars by taking advantage of the leverage factor

The PLUS are exposed on a 1:1 basis to the negative performance of the basket.

Maturity:	Approximately 13 months
Leverage factor:	150%
Minimum payment at maturity:	None. You could lose your entire initial investment in the PLUS.
Maximum payment at maturity:	$1,288.75 per PLUS (128.875% of the stated principal amount)
Basket component weightings:

10% for the AMZN Stock, 10% for the COHR Stock, 10% for the GLW Stock, 10% for the LIN Stock, 10% for the MP Stock, 10% for the NOC Stock, 10% for the NVDA Stock, 10% for the RBC Stock, 10% for the RKLB Stock and 10% for the SPCX Stock

Interest:	None

The original issue price of each PLUS is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the PLUS, which are borne by you, and, consequently, the estimated value of the PLUS on the pricing date will be less than $1,000. We estimate that the value of each PLUS on the pricing date will be approximately $933.70, or within $35.00 of that estimate. Our estimate of the value of the PLUS as determined on the pricing date will be set forth in the final pricing supplement.

What goes into the estimated value on the pricing date?

In valuing the PLUS on the pricing date, we take into account that the PLUS comprise both a debt component and a performance-based component linked to the basket components. The estimated value of the PLUS is determined using our own pricing and valuation models, market inputs and assumptions relating to the basket components, instruments based on the basket components, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the PLUS?

In determining the economic terms of the PLUS, including the leverage factor and the maximum payment at maturity, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the PLUS would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the PLUS?

The price at which MS & Co. purchases the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the PLUS and, if it once chooses to make a market, may cease doing so at any time.

August 2026 Page 2

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Key Investment Rationale

The PLUS offer leveraged upside exposure to a certain range of positive performance of the basket. At maturity, if the basket has appreciated in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the basket, subject to the maximum payment at maturity. However, if the basket has depreciated in value, investors will lose 1% for every 1% decline in the value of the basket over the term of the PLUS. Under these circumstances, the payment at maturity will be less than the stated principal amount and could be zero. Investors may lose their entire initial investment in the PLUS.

Leveraged Performance Up to a Cap	The PLUS offer investors an opportunity to capture enhanced returns for a certain range of positive performance relative to a direct investment in the basket.
Upside Scenario

The basket increases in value, and, at maturity, the PLUS redeem for the stated principal amount of $1,000 plus 150% of the basket percent change, subject to the maximum payment at maturity of $1,288.75 per PLUS (128.875% of the stated principal amount).

Par Scenario	The final basket value is equal to the initial basket value. In this case, you receive the stated principal amount of $1,000 at maturity.
Downside Scenario

The basket declines in value, and, at maturity, the PLUS redeem for less than the stated principal amount by an amount proportionate to the decline in the value of the basket over the term of the PLUS. For example, if the final basket value is 30% less than the initial basket value, the PLUS will redeem at maturity for a loss of 30% of the principal at $700, or 70% of the stated principal amount. There is no minimum payment at maturity on the PLUS, and you could lose your entire investment.

August 2026 Page 3

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the PLUS Work

Payoff Diagram

The payoff diagram below illustrates the payment at maturity on the PLUS based on the following terms:

Stated principal amount:	$1,000 per PLUS
Leverage factor:	150%
Maximum payment at maturity:	$1,288.75 per PLUS (128.875% of the stated principal amount)
Minimum payment at maturity:	None

PLUS Payoff Diagram

The Basket
The PLUS
$1,600
$1,400
$1,288.75
$1,200
$1,000
$800
$600
$400
$200
$0
Payment at Maturity on the PLUS
$1,000
Stated Principal
Amount
PLUS
Zone
$1,288.75
Maximum Payment at
Maturity
-100%
-80%
-60%
-40%
-20%
0%
19.25%
20%
40%
60%
80%
Basket Percent Change

How it works

￭Upside Scenario. If the final basket value is greater than the initial basket value, investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the basket over the term of the PLUS, subject to the maximum payment at maturity. An investor will realize the maximum payment at maturity of $1,288.75 per PLUS (128.875% of the stated principal amount) at a final basket value of 119.25% of the initial basket value.

￭If the basket appreciates 2%, the investor would receive a 3.00% return, or $1,030 per PLUS.

￭If the basket appreciates 95%, the investor would receive only the maximum payment at maturity of $1,288.75 per PLUS, or 128.875% of the stated principal amount.

￭Par Scenario. If the final basket value is equal to the initial basket value, the investor would receive the $1,000 stated principal amount.

￭Downside Scenario. If the final basket value is less than the initial basket value, the investor would receive an amount that is less than the $1,000 stated principal amount, based on a 1% loss of principal for each 1% decline in the value of the basket. Under these circumstances, the payment at maturity will be less than the stated principal amount per PLUS. There is no minimum payment at maturity on the PLUS.

￭For example, if the basket depreciates 60%, investors will lose 60% of their principal and receive only $400 per PLUS at maturity, or 40% of the stated principal amount.

August 2026 Page 4

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the PLUS. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying tax supplement and prospectus. You should also consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the PLUS.

Risks Relating to an Investment in the PLUS

￭The PLUS do not pay interest or guarantee return of any principal. The terms of the PLUS differ from those of ordinary debt securities in that the PLUS do not pay interest or guarantee the payment of any principal amount at maturity. If the final basket value is less than the initial basket value, the payout at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each PLUS by an amount proportionate to the full decline in the value of the basket over the term of the PLUS. There is no minimum payment at maturity on the PLUS, and, accordingly, you could lose your entire initial investment in the PLUS.

￭The appreciation potential of the PLUS is limited by the maximum payment at maturity. The appreciation potential of the PLUS is limited by the maximum payment at maturity of $1,288.75 per PLUS, or 128.875% of the stated principal amount. Although the leverage factor provides 150% exposure to any increase in the final basket value over the initial basket value, because the payment at maturity will be limited to 128.875% of the stated principal amount for the PLUS, any increase in the final basket value over the initial basket value by more than 19.25% of the initial basket value will not further increase the return on the PLUS.

￭The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the PLUS in the secondary market and the price at which MS & Co. may be willing to purchase or sell the PLUS in the secondary market, including:

othe market price and relative performance of each of the basket stocks at any time;

othe volatility (frequency and magnitude of changes in price) and dividend yield, if any, of each of the basket stocks;

ointerest and yield rates in the market;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the basket stocks or stock markets generally and which may affect the final basket value;

othe time remaining until the PLUS mature;

othe occurrence of certain events affecting a particular basket stock that may or may not require an adjustment to its adjustment factor; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the stated principal amount of $1,000 per PLUS if the closing prices of the basket stocks at the time of sale are near or below their closing prices on the pricing date, or if market interest rates rise. You cannot predict the future performance of any of the basket stocks based on its historical performance. The class A common stock of Space Exploration Technologies Corp. began trading on June 12, 2026 and therefore has limited historical performance. There can be no assurance that the final basket value will be higher than the initial basket value such that you will receive at maturity an amount in excess of the $1,000 stated principal amount of the PLUS or that you will not suffer a loss on your initial investment in the PLUS.

￭The PLUS are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the PLUS. You are dependent on our ability to pay all amounts due on the PLUS at maturity and therefore you are subject to our credit risk. The PLUS are not guaranteed by any other entity. If we default on our obligations under the PLUS, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the PLUS prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the PLUS.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against

August 2026 Page 5

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭Investing in the PLUS is not equivalent to investing in the basket components. Investing in the PLUS is not equivalent to investing in the AMZN Stock, the COHR Stock, the GLW Stock, the LIN Stock, the MP Stock, the NOC Stock, the NVDA Stock, the RBC Stock, the RKLB Stock or the SPCX Stock. As an investor in the PLUS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the underlying stocks. As a result, any return on the PLUS will not reflect the return you would realize if you actually owned shares of the underlying stocks and received the dividends paid or distributions made on them.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the PLUS in the original issue price reduce the economic terms of the PLUS, cause the estimated value of the PLUS to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the PLUS in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the PLUS in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the PLUS less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the PLUS are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the PLUS in the secondary market, absent changes in market conditions, including those related to the basket components, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the PLUS is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the PLUS than those generated by others, including other dealers in the market, if they attempted to value the PLUS. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your PLUS in the secondary market (if any exists) at any time. The value of your PLUS at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

￭The PLUS will not be listed on any securities exchange and secondary trading may be limited. The PLUS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the PLUS. MS & Co. may, but is not obligated to, make a market in the PLUS. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the PLUS easily. Because we do not expect that other broker dealers will participate significantly in the secondary market for the PLUS, the price at which you may be able to trade your PLUS is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were not to make a market in the PLUS, it is likely that there would be no secondary market for the PLUS. Accordingly, you should be willing to hold your PLUS to maturity.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the PLUS. As calculation agent, MS & Co. will determine the initial basket component values and the final basket value, will calculate the basket percent change or basket performance factor, as applicable, will determine what adjustments should be made, if any, to the adjustment factor for a basket stock to reflect certain corporate and other events, whether a market disruption event has occurred and the amount of cash you will receive at maturity, if any. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events, the calculation of the basket component closing value in the event of a market disruption event and any adjustments to the adjustment factors. These potentially subjective determinations may adversely affect the payout to you at maturity, if any. For further information regarding these types of determinations, see “—Trading day,” “—Calculation

August 2026 Page 6

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

agent,” “—Market disruption event,” “—Adjustments to the adjustment factors” and “—Alternate exchange calculation in case of an event of default.” In addition, MS & Co. has determined the estimated value of the PLUS on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the PLUS. One or more of our affiliates and/or third-party dealers expect to carry out hedging activities related to the PLUS (and possibly to other instruments linked to the basket components), including trading in the basket components as well as in other instruments related to the basket components. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. Some of our affiliates also trade the basket components and other financial instruments related to the basket components on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. Additionally, such hedging or trading activities during the term of the PLUS, including on the valuation date, could adversely affect the closing values of the basket components on the valuation date, and, accordingly, the amount of cash an investor will receive at maturity, if any.

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Basket Components

￭The Space Exploration Technologies Corp. has very limited trading history. The Space Exploration Technologies Corp. began trading on June 12, 2026 and, therefore, has very limited historical performance. Because Space Exploration Technologies Corp. has no historical closing price prior to the completion of its initial public offering, limited historical information for the Space Exploration Technologies Corp. will be available for you to consider in making an independent investigation of its performance, which may make it difficult for you to make an informed decision with respect to the securities. Further, because Space Exploration Technologies Corp. has a very limited trading history, your investment in the securities may involve greater risks than an investment in securities linked to the value of companies with a more established record of performance. For additional information about Space Exploration Technologies Corp., see “Space Exploration Technologies Corp. Overview” below. You cannot predict the future performance of Space Exploration Technologies Corp. based on its historical performance.

￭Changes in the values of the basket components may offset each other. Value movements in the basket components may not correlate with each other. At a time when the values of one or more basket components increase, the values of the other basket components may not increase as much, or may even decline. Therefore, in calculating the basket components’ performance on the valuation date, increases in the values of one or more basket components may be moderated, or wholly offset, by lesser increases or declines in the values of other basket components.

￭Basket stock prices can be volatile. The trading prices of stocks can be volatile. Fluctuations in the trading prices of the basket stocks may result in a significant disparity between the prices of the basket stocks on the valuation date and the overall performance of the basket stocks at any other point over the term of the PLUS.

￭There are risks associated with investments in securities linked to the value of equity securities issued by a foreign company. The ordinary shares of Linde plc are issued by a foreign company. Investments in securities linked to the value of any equity securities issued by a foreign company involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued by foreign companies may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

￭We are not affiliated with the issuers of the basket stocks. We are not affiliated with any of the issuers of the basket stocks and the issuers of the basket stocks are not involved with this offering in any way. Consequently, we have no ability to control the actions of the issuers of the basket stocks, including any corporate actions of the type that would require the calculation agent to adjust the adjustment factors of the basket stocks. The issuers of the basket stocks have

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

no obligation to consider your interests as an investor in the PLUS in taking any corporate actions that might affect the value of your PLUS. None of the money you pay for the PLUS will go to the issuers of the basket stocks.

￭We may engage in business with or involving one or more of the issuers of the basket stocks without regard to your interests. We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the basket stocks without regard to your interests, including extending loans to, or making equity investments in, one or more of the issuers of the basket stocks or their affiliates or subsidiaries, or providing advisory services to one or more of the issuers of the basket stocks, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket stocks. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket stocks. These research reports may or may not recommend that investors buy or hold the basket stocks. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket stocks in our research reports.

￭The closing prices of the basket stocks may come to be based on the value of the stock of companies other than the issuers of the basket stocks. Following certain corporate events relating to a basket stock, such as a stock-for-stock merger where the basket stock is not the surviving entity, you will receive at maturity an amount based on the closing price of the stock of a successor corporation to the issuer of the basket stock. Following certain other corporate events relating to a basket stock, such as a merger event where holders of the basket stock would receive all or a substantial portion of their consideration in cash or a significant cash dividend or distribution of property with respect to such basket stock, the value of such cash consideration will be reallocated to the other, unaffected basket stock. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting those other reference stocks in the section of this document called “—Adjustments to the adjustment factors.” You should read this section in order to understand these and other adjustments that may be made to your PLUS.

￭Governmental regulatory actions, such as sanctions, could adversely affect your investment in the PLUS. Governmental regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the PLUS or the basket stocks, or engaging in transactions therein, and any such action could adversely affect the value of basket stocks or the PLUS. These regulatory actions could result in restrictions on the PLUS and could result in the loss of a significant portion or all of your initial investment in the PLUS, including if you are forced to divest the PLUS due to the government mandates, especially if such divestment must be made at a time when the value of the PLUS has declined.

￭The adjustments to the adjustment factors the calculation agent is required to make do not cover every corporate event that can affect the basket stocks. MS & Co., as calculation agent, will adjust the adjustment factor for a basket stock for certain events affecting the basket stock, such as stock splits and stock dividends, and certain other corporate actions involving the issuer of the basket stock, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket stocks. For example, the calculation agent is not required to make any adjustments if the issuer of a basket stock or anyone else makes a partial tender or partial exchange offer for that basket stock. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the value of the PLUS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, an adjustment factor may materially and adversely affect the value of the PLUS.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Historical Information

Basket Overview

The basket is an underlying basket consisting of the basket components. The weighting of each basket component within the underlier is specified on the cover of this document. The actual performance of the basket and the basket components over the term of the securities may bear little relation to the historical performance of the basket and the basket components presented in this document.

The following graph is calculated based on an initial level of the underlier of 100 on June 12, 2026 (assuming that each basket component is weighted as described in “Basket” on the cover of this document) and illustrates the effect of the offset and/or correlation among the basket components during such period. The following graph does not take into account the terms of the securities, nor does it attempt to show in any way your expected return on an investment in the securities. The historical performance of the basket should not be taken as an indication of its future performance.

Basket Historical Performance June 12, 2026 to July 28, 2026

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Amazon.com, Inc. Overview

Bloomberg Ticker Symbol: AMZN

Amazon.com, Inc. offers electronic retail services to consumer customers, seller customers and developer customers. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-22513 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the AMZN Stock on July 28, 2026 was $230.86. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

AMZN Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 10

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Coherent Corp. Overview

Bloomberg Ticker Symbol: COHR

Coherent Corp. develops, manufactures, and markets lasers, transceivers, and other optical and optoelectronic devices, modules, and systems, as well as engineered materials, for use in the communications, industrial, instrumentation and electronics markets. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39375 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the COHR Stock on July 28, 2026 was $243.33. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

COHR Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 11

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Corning Incorporated Overview

Bloomberg Ticker Symbol: GLW

Corning Incorporated is a global, technology-based corporation that operates in five reportable business segments: Optical Communications, Display Technologies, Specialty Materials, Environmental Technologies and Life Sciences. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-03247 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the GLW Stock on July 28, 2026 was $126.01. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

GLW Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 12

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Linde plc Overview

Bloomberg Ticker Symbol: LIN

Linde plc is an industrial gas producer based in Ireland. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-38730 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the LIN Stock on July 28, 2026 was $511.18. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

LIN Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 13

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

MP Materials Corp. Overview

Bloomberg Ticker Symbol: MP

MP Materials Corp. operates rare earth mining and minerals processing facilities. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39277 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the MP Stock on July 28, 2026 was $41.28. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

MP Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 14

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Northrop Grumman Corporation Overview

Bloomberg Ticker Symbol: NOC

Northrop Grumman Corporation is a global security company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-16411 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the NOC Stock on July 28, 2026 was $549.22. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NOC Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 15

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

NVIDIA Corporation Overview

Bloomberg Ticker Symbol: NVDA

NVIDIA Corporation is a full-stack computing infrastructure company. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 000-23985 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the NVDA Stock on July 28, 2026 was $197.01. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

NVDA Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

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Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

RBC Bearings Incorporated Overview

Bloomberg Ticker Symbol: RBC

RBC Bearings Incorporated manufactures and markets engineered precision bearings, components, and systems in the United States and internationally. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-40840 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the RBC Stock on July 28, 2026 was $576.37. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

RBC Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 17

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Rocket Lab Corporation Overview

Bloomberg Ticker Symbol: RKLB

Rocket Lab Corporation is a space company that provides launch services and space systems solutions. The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-39560 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the RKLB Stock on July 28, 2026 was $63.89. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

RKLB Stock Daily Basket Component Daily Closing Levels January 1, 2021 to July 28, 2026

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 18

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Space Exploration Technologies Corp. Overview

Bloomberg Ticker Symbol: SPCX

Space Exploration Technologies Corp. is a technology company focused on space transportation, satellite-based connectivity and artificial intelligence (“AI”). The basket component is registered under the Securities Exchange Act of 1934, as amended. Information provided to or filed with the Securities and Exchange Commission by the basket stock issuer pursuant to the Securities Exchange Act of 1934, as amended, can be located by reference to Securities and Exchange Commission file number 001-43344 through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the basket stock issuer may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete.

The basket component closing level of the SPCX Stock on July 28, 2026 was $116.41. The following graph sets forth the daily basket component closing levels of the basket component for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The basket component has at times experienced periods of high volatility. You should not take the historical basket component closing levels of the basket component as an indication of its future performance, and no assurance can be given as to the basket component closing level of the basket component at any time.

SPCX Stock Daily Basket Component Daily Closing Levels June 12, 2026* to July 28, 2026

*The underlying stock began trading on June 12, 2026 and therefore has very limited historical performance.

This document relates only to the securities referenced hereby and does not relate to the basket component or other securities of the basket stock issuer. We have derived all disclosures contained in this document regarding the basket component from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the basket stock issuer. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the basket stock issuer is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the basket component (and therefore the basket component closing level of the basket component on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the basket stock issuer could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the basket component.

August 2026 Page 19

Morgan Stanley Finance LLC

PLUS Based on the Value of an Equally Weighted Basket Consisting of Ten Stocks due September 13, 2027

Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the PLUS

Please read this information in conjunction with the terms on the front cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying prospectus supplement, tax supplement or prospectus, the terms described herein shall control.
Valuation date:

If the scheduled valuation date is not a trading day with respect to any basket stock or if there is a market disruption event with respect to any basket stock on such day, the valuation date for that basket stock only shall be the next succeeding trading date on which there is no market disruption event; provided that if a market disruption event has occurred on each of the five consecutive trading days immediately succeeding such scheduled valuation date, then (i) such fifth succeeding trading day shall be deemed to be the relevant valuation date for such affected basket stock notwithstanding the occurrence of a market disruption event on such day and (ii) with respect to any such fifth trading day on which a market disruption event occurs, the calculation agent shall determine the closing price for the valuation date of such basket stock on such fifth trading day based on the mean, as determined by the calculation agent, of the bid prices for such basket stock for such day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third-party dealers, the closing price for the valuation date for such basket stock shall be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant.

Closing price:

The closing price for each basket stock (or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

(i) if such basket stock (or any such other security) is listed on a national securities exchange (other than The Nasdaq Stock Market LLC (the “Nasdaq”)), the last reported sale price, regular way, of the principal trading session on such day on the principal national securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which such basket stock (or any such other security) is listed,

(ii) if such basket stock (or any such other security) is a security of the Nasdaq, the official closing price published by the Nasdaq on such day, or

(iii) if such basket stock (or any such other security) is not listed on any national securities exchange but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority, Inc. (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

If such basket stock (or any such other security) is listed on any national securities exchange but the last reported sale price or the official closing price published by the Nasdaq, as applicable, is not available pursuant to the preceding sentence, then the closing price for one share of such basket stock (or one unit of any such other security) on any trading day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq or the OTC Bulletin Board on such day. If a market disruption event (as defined below) occurs with respect to a basket stock (or any such other security) or the last reported sale price or the official closing price published by the Nasdaq, as applicable, for such basket stock (or any such other security) is not available pursuant to either of the two preceding sentences, then the closing price for any trading day will be the mean, as determined by the calculation agent, of the bid prices for such basket stock (or any such other security) for such trading day obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of Morgan Stanley & Co. LLC and its successors (“MS & Co.”) or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. If no bid prices are provided from any third party dealers, the closing price for such basket stock will be determined by the calculation agent in its sole and absolute discretion (acting in good faith) taking into account any information that it deems relevant. The term “OTC Bulletin Board Service” will include any successor service thereto or, if applicable, the OTC Reporting Facility operated by FINRA. See “—Adjustments to the adjustment factors” below.

Trading day:

With respect to any underlying stock, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), the Nasdaq, the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

Market disruption event:	With respect to any basket stock, market disruption event means: (i) the occurrence or existence of any of:

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(a) a suspension, absence or material limitation of trading of such basket stock on the primary market for such basket stock for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or

(b) a breakdown or failure in the price and trade reporting systems of the primary market for such basket stock as a result of which the reported trading prices for such basket stock during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or

(c) the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such basket stock, if available, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the calculation agent in its sole discretion; and

(ii) a determination by the calculation agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such basket stock with respect to the PLUS.

For the purpose of determining whether a market disruption event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the primary market, (2) a decision to permanently discontinue trading in the options contract on any basket stock will not constitute a market disruption event, (3) a suspension of trading in options contracts on any basket stock by the primary securities market trading in such options, if available, by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in options contracts related to such basket stock and (4) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any basket stock are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate exchange calculation in case of an event of default:

If an event of default with respect to the PLUS shall have occurred and be continuing, the amount declared due and payable upon any acceleration of the PLUS (the “acceleration amount”) will be an amount, determined by the calculation agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the PLUS as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the PLUS. That cost will equal:

• the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

• the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the PLUS in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the PLUS, which we describe below, the holders of the PLUS and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the acceleration amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to MSFL or Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the acceleration amount.

If the maturity of the PLUS is accelerated because of an event of default as described above, we shall, or shall cause the calculation agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to The Depository Trust Company of the acceleration amount and the aggregate cash amount due, if any, with respect to the PLUS as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the acceleration amount first becomes due and ending on the third business day after that day, unless:

• no quotation of the kind referred to above is obtained, or

• every quotation of that kind obtained is objected to within five business days after the due date as described above.

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Principal at Risk Securities

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the valuation date, then the acceleration amount will equal the principal amount of the PLUS.

Qualified Financial Institutions

For the purpose of determining the acceleration amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

• A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

• P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Adjustments to the adjustment factors:

The adjustment factor with respect to a basket stock will be adjusted as follows:

1. If a basket stock is subject to a stock split or reverse stock split, then once such split has become effective, the adjustment factor for such basket stock will be adjusted to equal the product of the prior adjustment factor for such basket stock and the number of shares issued in such stock split or reverse stock split with respect to one share of such basket stock.

2. If a basket stock is subject (i) to a stock dividend (issuance of additional shares of such basket stock) that is given ratably to all holders of shares of such basket stock or (ii) to a distribution of such basket stock as a result of the triggering of any provision of the corporate charter of the issuer of such basket stock, then once the dividend has become effective and such basket stock is trading ex-dividend, the adjustment factor for such basket stock will be adjusted so that the new adjustment factor for such basket stock will equal the prior adjustment factor for such basket stock plus the product of (i) the number of shares issued with respect to one share of such basket stock and (ii) the prior adjustment factor for such basket stock.

3. If the issuer of a basket stock issues rights or warrants to all holders of a basket stock to subscribe for or purchase such basket stock at an exercise price per share less than the closing price of such basket stock on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the PLUS, then the adjustment factor for such basket stock will be adjusted to equal the product of the prior adjustment factor for such basket stock and a fraction, the numerator of which shall be the number of shares of such basket stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such basket stock offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of shares of such basket stock outstanding immediately prior to the issuance of such rights or warrants plus the number of additional shares of such basket stock which the aggregate offering price of the total number of shares of such basket stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at the closing price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such closing price.

4. There will be no required adjustments to the adjustment factor to reflect cash dividends or other distributions paid with respect to a basket stock other than distributions described in paragraph 2, paragraph 3 and clauses (i), (iv) and (v) of the first sentence of paragraph 5 and extraordinary dividends as described below. A cash dividend or other distribution with respect to any basket stock will be deemed to be an “extraordinary dividend” if such cash dividend or distribution exceeds the immediately preceding non-extraordinary dividend for such basket stock by an amount equal to at least 10% of the closing price of such basket stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the trading day preceding the ex-dividend date (that is, the day on and after which transactions in such basket stock on the primary U.S. organized securities exchange or trading system on which such basket stock is traded or trading system no longer carry the right to receive that cash dividend or that cash distribution) for the payment of such extraordinary dividend (such closing price, the “base closing price”). Subject to the following sentence, if an extraordinary dividend occurs with respect to any basket stock, the adjustment factor with respect to such basket stock will be adjusted on the ex-dividend date with respect to such extraordinary dividend so that the new adjustment factor will equal the product of (i) the then current adjustment factor and (ii) a fraction, the numerator of which is the base closing price, and the denominator of which is the amount by which the base closing price exceeds the extraordinary dividend amount. If any extraordinary dividend amount is at least 35% of the base closing price, then, instead of adjusting the adjustment factor of such affected basket stock (as defined below), the Payment at Maturity will be determined as described in paragraph 5 below, and the extraordinary dividend will be allocated equally among the unaffected basket stocks as described in clause (c)(ii) of paragraph 5 below. The “extraordinary dividend amount” with respect to an extraordinary dividend for any basket stock will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the amount per share of such extraordinary dividend minus the amount per share of the immediately

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Principal at Risk Securities

preceding non-extraordinary dividend for such basket stock or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the amount per share of such extraordinary dividend. The value of the non-cash component of an extraordinary dividend will be determined on the ex-dividend date for such distribution by the calculation agent, whose determination will be conclusive in the absence of manifest error. A distribution on any basket stock described in clause (i), (iv) or (v) of the first sentence of paragraph 5 below will cause an adjustment to the adjustment factor pursuant only to clause (i), (iv) or (v) of the first sentence of paragraph 5, as applicable.

5. Any of the following shall constitute a reorganization event: (i) a basket stock is reclassified or changed, including, without limitation, as a result of the issuance of any tracking stock by the issuer of such basket stock, (ii) the issuer of a basket stock or any surviving entity or subsequent surviving entity of the issuer of such basket stock (an “issuer successor”) has been subject to any merger, combination or consolidation and is not the surviving entity, (iii) the issuer of a basket stock or any issuer successor completes a statutory exchange of securities with another corporation (other than pursuant to clause (ii) above), (iv) the issuer of a basket stock is liquidated, (v) the issuer of a basket stock issues to all of its shareholders equity securities of an issuer other than the issuer of such basket stock (other than in a transaction described in clause (ii), (iii) or (iv) above) (a “spinoff stock”) or (vi) the issuer of a basket stock or any issuer successor is the subject of a tender or exchange offer or going-private transaction on all of the outstanding shares of such basket stock. If any reorganization event occurs, in each case as a result of which the holders of a basket stock receive any equity security listed on a national securities exchange (a “marketable security”), other securities or other property, assets or cash (collectively, “exchange property”), the adjustment factor for such basket stock and/or any for any new stock (as defined below) on the valuation date (or, if applicable, in the case of spinoff stock, the ex-dividend date for the distribution of such spinoff stock) will be determined in accordance with the following:

(a) if such basket stock continues to be outstanding (if applicable, as reclassified upon the issuance of any tracking stock), the adjustment factor in effect on the valuation date (taking into account any adjustments for any distributions described under clause (c)(i) below); and

(b) for each marketable security received in such reorganization event (each a “new stock”), including the issuance of any tracking stock or spinoff stock or the receipt of any stock received in exchange for such basket stock, the number of shares of the new stock received with respect to one share of the basket stock multiplied by the adjustment factor in effect for such basket stock on the trading day immediately prior to the effective date of the reorganization event (the “new stock adjustment factor”), as adjusted to the valuation date (taking into account any adjustments for distributions described under clause (c)(i) below); and

(c) for any cash and any other property or securities other than marketable securities received in such reorganization event (the “non-stock exchange property”),

(i) if the combined value of the amount of non-stock exchange property received per share of such basket stock, as determined by the calculation agent in its sole discretion on the effective date of such reorganization event (the “non-stock exchange property value”), by holders of the basket stock is less than 25% of the closing price of the basket stock on the trading day immediately prior to the effective date of the reorganization event, a number of shares of the basket stock, if applicable, and of any new stock received in connection with such reorganization event, if applicable, with respective values in proportion to the relative closing prices of the basket stock and any such new stock, and with an aggregate value equal to the non-stock exchange property value multiplied by the adjustment factor in effect for such basket stock on the trading day immediately prior to the effective date of the reorganization event, based on such closing prices, in each case as determined by the calculation agent in its sole discretion, on the effective date of such reorganization event; and the number of such shares of the basket stock or any new stock determined in accordance with this clause (c)(i) will be added at the time of such adjustment to the adjustment factor in subparagraph (a) above and/or the new stock adjustment factor in subparagraph (b) above, as applicable, or

(ii) if the non-stock exchange property value is equal to or exceeds 25% of the closing price of such basket stock on the trading day immediately prior to the effective date of the reorganization event or, if the basket stock is surrendered exclusively for Non-Stock exchange property (in each case, a “reference basket event”), the adjustment factor of each basket stock (each an “unaffected basket stock”) other than the basket stock affected by such reference basket event (the “affected basket stock”) shall equal (A) the then current adjustment factor for such unaffected basket stock plus (B) (i) the amount of cash received per share of the affected basket stock times the applicable adjustment factor for such affected basket stock on the date of such reference basket event times (ii) a fraction, the numerator of which is the adjustment factor of such unaffected basket stock as of the trading day immediately following the day on which a holder of the affected basket stock receives such cash and the denominator of which is the sum of the products of the closing price of each of the unaffected basket stocks and the

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corresponding adjustment factor of such unaffected basket stock, each determined by the calculation agent on such trading day.

Following the allocation of any extraordinary dividend to the unaffected basket stocks pursuant to paragraph 4 above or any reorganization event described in paragraph 5, the final basket value on the valuation date determined by the calculation agent will be an amount equal to the sum of:

(x) if applicable, the closing price of each basket stock times the adjustment factor then in effect for such basket stock; and

(y) if applicable, the closing price of each new stock times the new stock adjustment factor then in effect for such new stock.

If exchange property includes a cash component, investors will not receive any interest accrued on such cash component. In the event exchange property consists of securities, those securities will, in turn, be subject to the antidilution adjustments set forth in paragraphs 1 through 5.

For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving exchange property of a particular type, exchange property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such exchange property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to exchange property in which an offeree may elect to receive cash or other property, exchange property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

Following the occurrence of any reorganization event referred to in paragraphs 4 or 5 above, (i) references to “basket stock” under “—Closing price” and “—Market disruption event” shall be deemed to also refer to any new stock, and (ii) all other references in this document to “basket stock” shall be deemed to refer to any new stock and references to a “share” or “shares” of a basket stock shall be deemed to refer to the applicable unit or units of such exchange property, including any new stock, unless the context otherwise requires. The new stock adjustment factor(s) resulting from any reorganization event described in paragraph 5 above or similar adjustment under paragraph 4 above shall be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

If a closing price for a basket stock is no longer available for a basket stock for whatever reason, including the liquidation of the issuer of such basket stock or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law and a closing price is not determined pursuant to adjustments made under paragraph 5 above, then the value of such basket stock will equal zero for so long as no closing price is available. There will be no substitution for any such basket stock.

No adjustment to any adjustment factor for any basket stock (including for this purpose, any new stock adjustment factor) will be required unless such adjustment would require a change of at least .1% in the adjustment factor of such basket stock then in effect. The adjustment factor resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the adjustment factors will be made up to and including the valuation date.

No adjustments to the adjustment factor for any basket stock or method of calculating the adjustment factor will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the closing price of a basket stock, including, without limitation, a partial tender or exchange offer for a basket stock.

The calculation agent shall be solely responsible for the determination and calculation of any adjustments to any adjustment factor for a basket stock, any new stock adjustment factor or method of calculating the non-stock exchange property value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above, and its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to any adjustment factor, or to the method of calculating the final basket value on the valuation date made pursuant to paragraph 5 above, upon written request by any investor in the PLUS.

Interest:	None
Bull market or bear market PLUS:	Bull Market PLUS
Postponement of maturity date:

If the valuation date for any basket component is not a trading day or if a market disruption event occurs on that day so that the valuation date falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following such valuation date as postponed.

Denominations:	$1,000 per PLUS and integral multiples thereof
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)
Issuer notice to registered	In the event that the maturity date is postponed due to postponement of the valuation date, the issuer

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security holders, the trustee and the depositary:

shall give notice of such postponement and, once it has been determined, of the date to which the maturity date has been rescheduled (i) to each registered holder of the PLUS by mailing notice of such postponement by first class mail, postage prepaid, to such registered holder’s last address as it shall appear upon the registry books, (ii) to the trustee by facsimile confirmed by mailing such notice to the trustee by first class mail, postage prepaid, at its New York office and (iii) to The Depository Trust Company (the “depositary”) by telephone or facsimile, confirmed by mailing such notice to the depositary by first class mail, postage prepaid.  Any notice that is mailed to a registered holder of the PLUS in the manner herein provided shall be conclusively presumed to have been duly given to such registered holder, whether or not such registered holder receives the notice.  The issuer shall give such notice as promptly as possible, and in no case later than (i) with respect to notice of postponement of the maturity date, the business day immediately preceding the scheduled maturity date, and (ii) with respect to notice of the date to which the maturity date has been rescheduled, the business day immediately following the actual valuation date.

The issuer shall, or shall cause the calculation agent to, (i) provide written notice to the trustee and to the depositary of the amount of cash to be delivered with respect to each stated principal amount of the PLUS, on or prior to 10:30 a.m. (New York City time) on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the PLUS to the trustee for delivery to the depositary, as holder of the PLUS, on the maturity date.

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Principal at Risk Securities

Additional Information About the PLUS

Additional Information:
Minimum ticketing size:	$1,000 / 1 PLUS
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts that are “open transactions,” as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts that are Open Transactions” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. Moreover, because this treatment of the securities and our counsel’s opinion are based on market conditions as of the date of this preliminary pricing supplement, each is subject to confirmation on the pricing date. A different tax treatment could be adverse to you. Generally, if this treatment is respected, (i) you should not recognize taxable income or loss prior to the taxable disposition of your securities (including upon maturity or an earlier redemption, if applicable) and (ii) the gain or loss on your securities generally should be treated as capital gain or loss.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain determinations made by us, we expect that Section 871(m) will not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. If necessary, further information regarding the potential application of Section 871(m) will be provided in the final pricing supplement for the securities.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences

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Principal at Risk Securities

arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Use of proceeds and hedging:

The proceeds from the sale of the PLUS will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per PLUS issued, because, when we enter into hedging transactions in order to meet our obligations under the PLUS, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the PLUS borne by you and described on page 2 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the PLUS.

On or prior to the pricing date, we expect to hedge our anticipated exposure in connection with the PLUS by entering into hedging transactions with our affiliates and/or third-party dealers. We expect our hedging counterparties to take positions in the basket components, in futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging. Such purchase activity could potentially increase the initial basket component values of the basket components, and, therefore, could increase the values at or above which the basket components must close on the valuation date so that investors do not suffer a loss on their initial investment in the PLUS. In addition, through our affiliates, we are likely to modify our hedge position throughout the term of the PLUS, including on the valuation date, by purchasing and selling the basket components, futures and/or options contracts on the basket components listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities. As a result, these entities may be unwinding or adjusting hedge positions during the term of the PLUS, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the valuation date approaches. We cannot give any assurance that our hedging activities will not affect the values of the basket components, and, therefore, adversely affect the value of the PLUS or the payment you will receive at maturity, if any.

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the PLUS, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

The agent may distribute the PLUS through Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”), as selected dealer, or other dealers, which may include Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG. Morgan Stanley Wealth Management, MSIP and Bank Morgan Stanley AG are affiliates of ours. Selected dealers, including Morgan Stanley Wealth Management, and their financial advisors will collectively receive from the agent, Morgan Stanley & Co. LLC, a fixed sales commission of $10 for each PLUS they sell. In addition, Morgan Stanley Wealth Management will receive a structuring fee of $5 for each PLUS. The costs included in the original issue price of the PLUS will include a fee paid by MS & Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the PLUS. When MS & Co. prices this offering of PLUS, it will determine the economic terms of the PLUS such that for each PLUS the estimated value on the pricing date will be no lower than the minimum level described in “Investment Summary” on page 2.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying prospectus supplement.

Where you can find more information:

MSFL and Morgan Stanley have filed a registration statement (including a prospectus, as supplemented by the accompanying tax supplement and prospectus supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. You should read the prospectus in that registration statement, the accompanying prospectus supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about MSFL, Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at.www.sec.gov. Alternatively, MSFL and/or Morgan Stanley will arrange to send you the accompanying prospectus supplement, tax supplement and prospectus if you so request by calling toll-free 800-584-6837.

You may access these documents on the SEC web site at www.sec.gov.as follows:

Prospectus Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026

Prospectus dated April 8, 2026

Terms used but not defined in this document are defined in the accompanying prospectus supplement, tax supplement or in the prospectus.

“Performance Leveraged Upside SecuritiesSM” and “PLUSSM” are our service marks.

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